PHILADELPHIA CONSOLIDATED HOLDING CORP.
AMENDED AND RESTATED EMPLOYEES’ STOCK INCENTIVE AND
PERFORMANCE BASED COMPENSATION PLAN

Effective as of March 30, 2005

     1. PURPOSE AND SHAREHOLDER APPROVAL

          (a) The Philadelphia Consolidated Holding Corp. Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”) is being adopted as an amendment and restatement of the stock option plan (formerly known as the Philadelphia Consolidated Holding Corp. Stock Option Plan) previously maintained by Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (referred to herein, along with its Subsidiaries, as appropriate, as the “Company”), as a means for the provision of incentives and awards to those employees and members of the Board largely responsible for the long term success of the Company.

          (b) The adoption of this amendment and restatement of the Plan is subject to its approval by the Company’s shareholders. Any grants or awards made under the Plan shall be null and void if the Plan is not so approved at the next regularly scheduled meeting of the Company’s shareholders. The Plan is intended to meet certain requirements of the Code relating to the payment of compensation that qualifies as “performance based compensation” which is exempt from certain limitations on deduction imposed under Code Section 162(m).

          (c) The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by and through the grant of equity based compensation to selected employees of the Company, and to help the Company secure and retain the services of such employees.

     2. GENERAL PROVISIONS

          (a) Definitions. As used in the Plan:

               (i) “Act” means the Securities Exchange Act of 1934, as amended.

               (ii) “Award” means a restricted stock award or restricted stock unit granted pursuant to Section 5 of the Plan.

               (iii) “Award Agreement” means a written agreement between the Company and the Participant as described in Section 5(f).

               (iv) “Board of Directors” or “Board” means the Board of Directors of the Company.

               (v) “Change in Control” means the date on which individuals who are Continuing Directors cease to constitute a majority of the members of the Board. For these purposes Continuing Directors are the members of the Board on the date this Plan is adopted, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two thirds of those directors who were Continuing Directors at that time of the election or nomination shall be deemed to be a Continuing Director. In addition, a Change in Control shall be deemed to occur on the first to occur of any of the following:

                    (A) approval by the Company’s shareholders (or by the Board, if shareholder action is not required) of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

                    (B) approval by the shareholders of the Company (or by the Board, if shareholder action is not required) of a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company;

                    (C) approval of a merger or consolidation transaction by the shareholders of the Company (or the Board, if shareholder action is not required) and of any other parties whose approval is required for consummation of the particular transaction pursuant to which the Company will be merged or consolidated with another entity, other than a merger or consolidation which results in the Company’s shareholders (determined immediately prior to the consummation of the transaction) having at least a majority of the voting power of the surviving entity’s voting securities immediately after the consummation of the transaction and held by such shareholders in the same proportion as such shareholders’ stock in the Company was held immediately before consummation of the merger or consolidation; or

                    (D) acquisition by any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the Effective Date, shall have been the beneficial owner of or have voting control over shares of common stock of the Company possessing more than fifteen percent (15%) of the aggregate voting power of the Company’s outstanding stock) shall have become the beneficial owner of, or shall have obtained voting control over shares having more than fifty percent (50%) of the voting power of the Company’s outstanding stock.

               (vi) “Code” means the Internal Revenue Code of 1986, as amended.

               (vii) “Committee” means the Company’s Compensation Committee, and/or any other committee or committees as may be designated by the Board to act as the administrative committee for the Plan, or the Board itself (any such committee or committees and the Board of Directors in its capacity as administrative committee for the Plan are referred to herein as the “Committee”). The Committee shall, to the extent possible and to the extent the Board determines it to be appropriate, consist of two or more of its members who qualify as “Non-employee Directors.” For these purposes, the term “Non-employee Director” means a member of the Company’s Board of Directors who qualifies as a “non-employee” director as that term is defined in paragraph (b)(3) of Rule 16b-3 promulgated under the Act, as an “outside” director as that term is defined in Treasury Regulation Section 1.162-27, and as an “independent” director for purposes of any applicable rules of the Securities Exchange Commission and/or the principal exchange on which the Company’s Common Stock is traded.

               (viii) “Common Stock” means the common stock, no par value, of the Company.

               (ix) “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.

               (x) “Fair Market Value” means, with respect to any date such a determination is relevant, the closing price of the Common Stock on the day of grant as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, or as reported on such other stock exchange, wherever the Common Stock may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then Fair Market Value of the Common Stock shall mean the average between the closing bid and asked prices for the Common Stock on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used, as applicable and as the Committee may determine.

               (xi) “Hypothetical Option” means a hypothetical grant of a Stock Option used for purposes of determining the terms, conditions and value of an SAR granted under the Plan, as described in Section 3(i).

               (xii) “Incentive Stock Option” means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

               (xiii) “Non Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

               (xiv) “Option Agreement” means a written agreement between the Company and a Participant to whom a Stock Option has been granted, as described in Section 3(a).

               (xv) “Participant” means an employee of the Company or one or more of its Subsidiaries and any member of the Board to whom a Stock Option, SAR, an Award and/or a Performance Share Award has been granted under the Plan.

               (xvi) “Performance Share” means a share of Common Stock subject to a Performance Share Award.

               (xvii) “Performance Share Award” means an Award granted to a Participant in accordance with the provisions of Section 4 of the Plan.

               (xviii) “Performance Share Award Limitation” means the limitation on the Shares that may be granted pursuant to Performance Share Awards to any one Participant, as set forth in Section 4 of the Plan.

               (xix) “Performance Period” means any period designated as a Performance Period by the Committee.

               (xx) “Performance Target” means the performance target fixed by the Committee for a particular Performance Period.

               (xxi) “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

               (xxii) “SAR Agreement” means a written agreement between the Company and a Participant to whom an SAR has been granted, consistent with the terms that would be in an Option Agreement, but providing for settlement of the SAR by means of transfer of shares of Common Stock as set forth in Section 3(i).

               (xxiii) “Stock Appreciation Right” or “SAR” means a grant that has all of the economic rights and benefits of a Stock Option, but which provides the Participant on exercise with shares of Common Stock having a Fair Market Value equal to the excess of the value of the Common Stock hypothetically subject to such Stock Option over the purchase price that would be required to be paid on the exercise of such Stock Option.

               (xxiv) “Stock Option” means an Incentive Stock Option or Non Qualified Stock Option granted under the Plan.

               (xxv) “Subsidiary” means any corporation whose outstanding voting securities having ordinary voting power to elect directors (other than securities having such power only by reason of the happening of a contingency) shall at the time be 50% or more owned, directly or indirectly, by the Company, and any other entity that would be a Subsidiary but for the fact that such entity is not a corporation.

          (b) Administration of the Plan. The Plan shall be administered by the Committee, which shall have the full discretionary power, subject to and within the express limits of the Plan, to interpret and administer the Plan and Stock Options, SARs, Awards, and Performance Share Awards granted under it, to make and interpret rules and regulations for the administration of the Plan, and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall generally (and not by way of limitation):

               (i) determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option, SAR, Award, or Performance Share Award in a manner and to the extent it shall deem necessary to make the Plan fully effective;

               (ii) determine those individuals who are eligible to be Participants in the Plan to whom Stock Options, SARs, Awards, and/or Performance Share Award may be

granted and the number of any thereof to be granted to any Participant, consistent with the provisions of the Plan;

               (iii) determine the terms of Stock Options, SARs, Awards, and Performance Share Awards granted, consistent with and subject to the limitations contained in the Plan, which authority includes, without limitation, the power to modify or amend any documentation provided to a Participant to clarify or amend any applicable terms and conditions applicable to any outstanding Stock Option, SAR, Award or Performance Share Award to the extent such amendment or modification is consistent with the express provisions of the Plan and is not, absent the Participant’s consent, detrimental to the rights of the Participant; and

               (iv) exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

          (c) Effective Date. The Plan shall be effective as of March 30, 2005 (the “Effective Date”), provided that the Plan is approved and ratified by the Company’s shareholders at the next regularly scheduled meeting of the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan (as herein amended and restated) and all grants previously made hereunder (except to the extent such grants were permissible under the Plan as in effect without regard to its amendment and restatement herein) become null and void.

          (d) Duration. If approved by the shareholders of the Company, as provided in Section 2(c), unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2014.

          (e) Shares Subject to the Plan. The maximum number of shares of Common Stock which may be subject to Stock Options, SARs and Awards granted under the Plan shall be 6,250,000 (including all shares previously available for grants under the Plan prior to the adoption of this Amended and Restated plan document), subject to adjustment in accordance with Section 6(a), which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options, SARs or Awards under the Plan. Upon the grant of an SAR, the number of shares of Common Stock that would be subject to the Hypothetical Option shall be treated as reducing the shares available for grants under the Plan as though the Hypothetical Option were an outstanding Stock Option; provided, however, that, if the SAR, or portion thereof, shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the shares of Common Stock which were treated as though they were subject to a Stock Option corresponding to the Hypothetical Option (or portion thereof) shall be available for future grants of Stock Options, SARs or Awards under the Plan, and provided, further, that upon the exercise of the SAR, the excess of the number of shares of Common Stock subject to the Hypothetical Option over the number of shares of Common Stock actually issued on the exercise of such SAR shall also be again available for future grants of Stock Options, SARs or Awards under the Plan. In the event any Award is forfeited, any shares of Common Stock subject to such forfeited Award shall again be available for future grants of Stock Options, SARs, or Awards.

          (f) Amendments. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable; provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

               (i) Increases the number of shares of Common Stock which may be subject to Stock Options, SARs, or Awards granted under the Plan (other than as provided in Section 6(a)); or

               (ii) Extends the term of the Plan; or

               (iii) Increases the period during which a Stock Option or SAR may be exercised beyond ten (10) years from the date of grant; or

               (iv) Otherwise materially increases the benefits accruing to Participants under the Plan; or

               (v) Materially modifies the requirements as to eligibility for participation in the Plan; or

               (vi) Changes the business criteria which may be used in establishing Performance Targets pursuant to the provisions of Section 4 of the Plan or increase the Performance Share Award Limitation.

Termination or amendment of the Plan shall not, without the consent of the Participant, negatively affect such Participant’s rights under any Stock Option, SAR, or Award that has previously been granted to such Participant.

          (g) Participants and Grants. The Committee shall have full discretionary authority with respect to Stock Options, SARs, Awards, and Performance Share Awards granted under the Plan to vary the terms, numbers of shares and maximum benefits with respect to each Participant, subject only to the limitations and express rules of the Plan, and to include such other terms and conditions as may be established at the Committee’s discretion to the extent such other terms and conditions are not in conflict with applicable terms of the Plan.

     3. STOCK OPTIONS AND SARS

          (a) General. All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by an Option Agreement executed by the Company and the Participant to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than one hundred thousand (100,000) shares of Common Stock, as such number may be adjusted pursuant to Section 6(a). For purposes of the preceding sentence, a grant of an SAR shall be treated as though such grant were a grant of a Stock Option corresponding to the Hypothetical Option.

          (b) Price. Subject to the provisions of Sections 3(f)(iv) and 6(a), the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

          (c) Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

          (d) Exercise. Subject to Section 6(b), no Stock Option shall be exercisable prior to the expiration of six (6) months from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

          (e) Payment. The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

               (i) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

               (ii) In the discretion of the Committee by promissory note in such form as the Committee deems appropriate, executed by the Participant; provided, however, that in no event shall such payment be permitted to the extent such an arrangement constitutes a violation of the Sarbanes-Oxley Act of 2002, or any other applicable law; or

               (iii) In the discretion of the Committee, by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

               (iv) In the discretion of the Committee, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

               (v) In the discretion of the Committee, by a combination of any number of the foregoing. The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

          (f) Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

               (i) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its corporate Subsidiaries.

               (ii) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non Qualified Stock Options.

               (iii) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

               (iv) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

          (g) Expiration and Termination of Options. Except to the extent otherwise specified in an Option Agreement, the following provisions shall be applicable:

               (i) In the event a Participant’s employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

               (ii) If a Participant, while holding Stock Options, terminates his or her employment with the Company for any reason other than death (and other than where the termination of employment is by the Company for cause, resulting in immediate forfeiture of all Stock Options then held by the Participant), then each Stock Option held by the Participant that has become exercisable as of the date of such termination of employment, shall be exercisable by the Participant during the 30 days following the date of such termination of employment.

               (iii) If a Participant’s employment terminates by reason of the Participant’s death, each Stock Option that was held by such Participant shall become vested and exercisable and shall, thereafter, be exercisable by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution until the earlier of the stated expiration date of the Stock Option or the six month anniversary date of such Participant’s death. In the event a Participant should die during the 30 day period following a termination of employment described in Section 3(g)(ii), above, such Participant shall be treated as though he or she had remained employed through his date of death for purposes of this Section 3(g).

               (iv) All Stock Options that were not exercisable as of the date a Participant’s employment terminates shall be immediately forfeited. Any Stock Options that were exercisable under this Section 3(g) during a period following the Participant’s termination of employment, but that were not exercised during such period, shall expire as of the end of such exercise period.

Notwithstanding the foregoing, the Committee may, at its discretion, provide for an extension of the exercise of Stock Options or for continued vesting (increase in exercisable portion) of Stock Options after a Participant’s termination of employment if the Committee determines that such modification is necessary or appropriate.

          (h) Effect of Leaves of Absence. It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety consecutive (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.

          (i) Stock Appreciation Rights (SARs). In addition to the grant of Stock Options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to a Stock Option that could have been granted under the Plan (the “Hypothetical Option”) that is permitted to be granted under the Plan, except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the Fair Market Value of the shares of Common Stock that would be subject to such Hypothetical Option, reduced by the amount that would be required to be paid by the Participant as the purchase price on exercise of such Hypothetical Option. A grant of an SAR shall be documented by means of an SAR Agreement containing the relevant terms and conditions of such grant. For purposes of the limitation on the number of shares of Common Stock that may be subject to Stock Options granted to any employee during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to grants under the Plan, SARs shall be treated in the same manner as the Hypothetical Option would be treated if such Hypothetical Option were granted as a Stock Option under the Plan.

          (j) Other Terms and Conditions. When granting Stock Options or SARs, the Committee may establish such terms and conditions as it deems to be appropriate, at its discretion, that are not in conflict with any express terms of the Plan, which terms and conditions shall be incorporated in the Option or SAR Agreement, as the case may be, and which may include provisions that establish a limit on the economic value that may be realized by a Participant from a Stock Option or SAR, or that may cause the purchase price of such Stock Option (or Hypothetical Option, in the case of an SAR) to vary from the original purchase price, provided that such variable purchase price can never be less than the Fair Market Value of the shares of Common Stock subject to such Stock Option (or Hypothetical Option), determined as of the date of grant.

     4. PERFORMANCE SHARE AWARDS

          (a) Performance Share Awards. The Committee may grant Performance Share Awards of Performance Shares pursuant to the terms of Section 5, below, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 4. In the event a Participant who has been granted a Performance Share Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met (i.e., prior to vesting), such Performance Shares shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance Share Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance Share Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance Share Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant. The Committee shall have no authority to cause any Performance Share Award to become vested in the absence of the achievement of the applicable Performance Target(s).

          (b) Establishment of Performance Targets.

               (i) The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance Share Awards.

               (ii) In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

               (iii) Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance Share Award that may be treated as vested as a result of attaining such Performance Target(s).

          (c) Vesting of Performance Share Awards. Vesting of Performance Share Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance Share Award shall become vested unless and until (i) the Plan is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 4(d)), and (ii) the Committee has certified in writing that the Performance Target or Target(s) for the particular Performance Period for which a Performance Share Award is granted has been achieved

          (d) Subsequent Shareholder Approval. The Plan shall be again disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance Share Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility of compensation under Code Section 162(m). No Performance Share Awards shall become vested if such required shareholder approval has not been obtained.

          (e) Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii), any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; actual as opposed to budgeted departmental expense variance; new business production; product spread; premium growth; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

          (f) Performance Share Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance Share Award for shares of Common Stock having a Fair Market Value, as of the date of grant, in excess of $1,500,000.

               (i) The limitation set forth in this Section 4(f) shall be applied with respect to Performance Share Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

               (ii) If a Performance Period is less than a full year, the limitation of this Section 4(f) shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in subsection 4(f)(iii).

               (iii) If Performance Share Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 4(f) shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance Share Awards does not exceed the limitation set forth in the first sentence of this Section 4(f), multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).

The intent of subsections (i) through (iii) of this Section 4(f) is to cause each Performance Share Award to satisfy the limitation of this Section 4(f) as if that were the only Performance Share Award granted, and to cause, in addition, the aggregate value of Performance Share Awards granted for overlapping Performance Periods, to comply with the limitation of this Section 4(f) as though such multiple Performance Share Awards constituted a single Performance Share Award.

          (g) Termination of Employment. Except as otherwise expressly provided by the Committee, no Participant shall be entitled to vest in any Performance Share Award that would otherwise becomes vested with respect to such Participant if the Participant is no longer employed by the Company as of the date such Performance Share Award would otherwise become vested.

     5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

          (a) Grant. Common Stock may be granted from time to time under the Plan by the Committee to Participants. An Award will consist either of Common Stock to be transferred to a Participant without payment therefor upon completion of any restriction period relating to such Award (“Restriction Period”) and satisfaction of any performance criteria, each as may be established by the Committee, or of a present transfer of such Common Stock to a Participant, subject to certain conditions of forfeiture applicable to such Award during its Restriction Period. A Restriction Period may lapse with respect to an Award so that it vests in installments or so that it vests all at once, all as established at the discretion of the Committee and set forth in the applicable Award Agreement.

          (b) Restrictions. Except as otherwise provided in this Section 5, or as may be set forth in an Award Agreement, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period. Notwithstanding the foregoing, the Restriction Period shall be deemed to end and all restrictions on shares of the Common Stock subject to an Award shall lapse upon the Participant’s death while still employed by the Company or serving as a member of the Board, as the case may be. In addition, the Committee may, at its discretion, accelerate the end of the Restriction Period on a case by case basis in the event the Committee determines, in light of the facts and circumstances it deems relevant, that such accelerated vesting of an Award is appropriate.

          (c) Lapse. If a Participant terminates employment with the Company for any reason other than by reason of death, as set forth in Section 5(b), before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.

          (d) Custody of Shares. The Committee may require that the Company hold certificates for shares of Common Stock subject to an Award until the Restriction Period expires or until restrictions thereon otherwise lapse, or may require that any certificates evidencing such shares of Common Stock issued to a Participant bear such legends and statements as the Committee deems appropriate to indicate that such shares are subject to restrictions, and may also require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall in all events be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria if not issued previously.

          (e) Shareholder Rights. Each Participant who receives an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.

          (f) Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.

          (g) Awards of Restricted Stock Units. In addition to Awards of restricted stock, as otherwise permitted under this Section 5, the Committee may grant Awards of restricted stock units to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to an Award of restricted stock, except that an Award of a restricted stock unit shall constitute a right to receive, at the time such an Award becomes vested, or at such later date as may be established by the Committee, that number of shares of Common Stock that would have been transferred to the grantee as of the date of grant had the Award been an Award of restricted stock, rather than an Award of restricted stock units. Notwithstanding the foregoing, in the event an arrangement is established by the

Committee that provides for delivery of such shares of Common Stock at a date that is later than the vesting date, such arrangement shall be null and void, and such shares of Common Stock shall be transferred as soon as practicable following the Award’s vesting date unless it is determined that the arrangement for deferred delivery of such shares complies with the requirements of Code Section 409A so that no tax is imposed on the grantee under Code Section 409A(a). The intent of the preceding sentence is to ensure that any arrangements involving deferral of compensation is compliant with applicable tax law, as set forth in Code Section 409A, and will not result in either the imposition of any income tax liability prior to delivery of the shares of Common Stock or in imposition of any penalty taxes that may apply to deferred compensation arrangements not in compliance with Code Section 409A. For purposes of this Section 5(g), references to Code Section 409A shall be interpreted as including Code Section 409A, any guidance concerning such Code Section issued by Treasury or by the IRS, any Treasury Regulations promulgated pursuant to such Code Section, and any similar or successor provisions of the Code and applicable Treasury Regulations.

     6. MISCELLANEOUS PROVISIONS

          (a) Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options, SARs or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options, SARs, or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. With respect to Awards, adjustment under this Section 6(a) shall only apply to the portion of such an Award with respect to which shares of Common Stock were not delivered to the Participant prior to the change in question. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option or SAR may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive, which adjustments may include an adjustment of the property to be received in the event of a sale of all or substantially all of the assets of the Company to provide a right of a grantee to share in the distribution of such proceeds in the same manner as other shareholders of the Company.

          (b) Change in Control. Except as may be otherwise provided in a grant document, upon the occurrence of a Change in Control, all Stock Options, SARs, Awards, and Performance Share Awards granted and outstanding under the Plan shall become immediately exercisable in full or fully vested, as the case may be. In addition, in the event of a Change in Control, the Committee may take whatever action it deems necessary or desirable with respect to outstanding grants, including, without limitation, accelerating the vesting of any grant that has not otherwise become vested, accelerating the expiration or termination date of any outstanding grants, or modifying the terms of any outstanding grants to take into account the anticipated impact of the Change in Control.

          (c) Non-Transferability. No Stock Option, SAR, or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option or SAR granted under the Plan shall be exercisable during the Participant’s lifetime by any person other than the Participant or his guardian or legal representative. Notwithstanding the foregoing, Common Stock acquired by exercise of a Stock Option, SAR, or in connection with an Award that has become vested and transferable shall not be subject to any restriction under this Section 6(c). In addition, this Section 6(c) shall not apply to any transfer made pursuant to a “qualified domestic relations order,” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii), to the extent permitted at the discretion of the Committee, to any transfer by the Participant to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (any such transfer being a “Family Transfer”); provided that the Participant receives no consideration for a Family Transfer and provided further that any transferred Stock Option, SAR, or Award shall continue to be subject to the same terms and conditions that were applicable immediately prior to the Family Transfer.

          (d) Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or SAR, upon the lapse of restrictions on any shares of Common Stock subject to an Award, or at the time shares of Common Stock are required to be transferred to a Participant may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company or take any other actions the Committee deems necessary or appropriate to protect the Company’s interests.

          (e) Compliance with Law and Approval of Regulatory Bodies. No Stock Option or SAR shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System and/or of any domestic stock exchange on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option or SAR is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option or SAR shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option or SAR by a person or estate acquiring the right to the Award or the exercise of a Stock Option or SAR as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock

Option, SAR or Award and may require consents and releases of taxing authorities that it may deem advisable.

          (f) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Option, SAR or Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

          (g) Separability. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 or the performance-based compensation rules applicable pursuant to Code Section 162(m), then such terms or provisions shall be deemed inoperative to the extent they so conflict with any such requirements.

          (h) Interpretation of the Plan. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

          (i) Use of Proceeds. Funds received by the Company upon the exercise of Stock Options or otherwise in connection with the Plan shall be used for the general corporate purposes of the Company.

          (j) Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, or where specific reference is made herein to federal statute or applicable regulations.